Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Michael T. McDonnell, certify that:

1)	I have reviewed this Form 10-Q/A of General Cable Corporation; and
2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	October 20, 2017

/s/ MICHAEL T. MCDONNELL
Michael T. McDonnell
President and Chief Executive Officer